EXHIBIT 10.1


                            STOCK PURCHASE AGREEMENT



         THIS AGREEMENT is dated as of September 7, 2001, by and between International Pharmaceutical Group, LLC (the "Seller") and iGoHealthy.com, Inc. (the "Purchaser").

         WHEREAS, the Purchaser is a Colorado corporation with authorized capital stock of 50,000,000 shares of common stock at $0.001 par value per share, of which 2,563,783 shares of common stock shall be issued and outstanding at the aforementioned date; and

         WHEREAS, the Seller is a Nevada Limited Liability Company and Mr. Harbinder Singh Branch is duly authorized as its Managing Member;

         WHEREAS, Seller owns twelve million three hundred fifty nine thousand eight hundred seventy seven (12,359,877) shares of common stock in Biofarm, S.A.;

         WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, eight million seven hundred eighty thousand (8,753,797) shares of common stock of Biofarm, S.A. (the "Biofarm Stock") representing twenty four and four tenths percent (24.4%) of the issued and outstanding shares of Biofarm, S.A.; and

         WHEREAS, Seller desires to receive one million seven hundred thousand (1,700,000) shares of the Purchasers common stock (the "iGoHealthy Stock") as partial consideration for the sale of the Biofarm Stock.

         NOW, THEREFORE, in consideration of the covenants set forth herein and in reliance on the representations and warranties contained herein, the parties hereto hereby agree as follows:

Section 1.        PURCHASE AND SALE OF STOCK.

         1.1 TRANSFER OF STOCK. On the Closing Date (hereinafter defined), Seller shall sell, transfer and deliver, unto Purchaser, and its successors and assigns forever, free and clear of all Liens (as defined in Section 3.5 hereof) all right, title, interest and claims in or to eight million seven hundred fifty three thousand seven hundred ninety seven (8,753,797) shares of the Biofarm Stock, which represents twenty four and four tenths percent (24.4%) of all of the issued and outstanding shares of Biofarm Stock on a fully diluted basis. Seller represents and warrants to Purchaser and acknowledges and confirms that each representation and warranty contained herein shall be deemed to be material and that Purchaser is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, any investigation made by Purchaser or on its behalf notwithstanding, except as otherwise specifically set forth herein and in the Schedules hereto.

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Section 2.        CONSIDERATION AND CLOSING DATE.

         2.1      The Seller, and/or its designee,  shall receive from Purchaser
                  (i) the sum of fifty five thousand dollars ($55,000) in a cash down-payment (the "Cash Payment") and (ii) one million seven hundred thousand shares of the Purchaser's common stock for the Shares (the "Stock Payment"). Within ten (10) days of the date of this Agreement, the Cash Payment shall be paid by the Purchaser to the Seller by wire transfer to Seller's bank account or in such other manner as the Seller and Purchaser may mutually agree. On or prior to October 22, 2001 (the "Closing Date"), the Seller shall deliver the stock certificates representing the Biofarm Stock to the Purchaser, duly endorsed, free and clear of all Liens. On the Closing Date, the Purchaser shall issue to the Seller, and/or its designee, one million seven hundred thousand (1,700,000) shares of iGoHealthy Stock bearing a restrictive legend as follows:

                  "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION FROM REGISTRATION.


Section 3.        REPRESENTATIONS AND WARRANTIES OF SELLER.

                  Seller represents and warrants to Purchaser as follows, and acknowledges and confirms that each such representation and warranty shall be deemed to be material and that Purchaser is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by Purchaser or on its behalf.

         3.1      CONSENTS, AUTHORIZATIONS AND BINDING EFFECT.

                  (a) Seller may execute, deliver and perform this Agreement without obtaining any consent, approval, authorization or waiver or giving notice to any third party or otherwise.

                  (b) This Agreement has been duly authorized, executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement will not:

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                                    (i) conflict with,  result in the breach of,
                           constitute a default, with or without notice and/or lapse of time, result in being declared void or
                           voidable  any  provision  of  any  contract,   lease,
                           agreement, license, commitment, law, rule regulation or order; or

                                    (ii)  constitute a violation of any statute,
                           judgment, order, decree or regulation or rule of any court, governmental authority or arbitrator.

                  (c) Mr. Branch has the authority to execute and deliver this Agreement on behalf of the Seller without obtaining any further consent, authorization or waiver or giving notice to any third party. This Agreement has been duly authorized, executed and delivered by Mr. Branch on behalf of the Seller and constitutes the legal, valid and binding obligation of the Seller, and is enforceable in accordance with its terms.

         3.2      TITLE AND CONDITION OF SHARES.

                  (a) The Seller has good and marketable title to its Biofarm Stock, free and clear of liens, encumbrances, claims of third parties, security interests, mortgages, pledges, agreements, options and rights of others of any kind whatsoever, whether or not filed, recorded or perfected, and including, without limitation, any conditional sale or title retention agreement or lease in the nature thereof or any financing statements filed in any jurisdiction or any agreement to give any such financing statements (hereinafter collectively referred to as "Liens"). The Biofarm Stock is the Seller's sole property. Seller is the only beneficial or registered owner of its shares of the capital stock of Biofarm.

                  (b) All of the Biofarm Stock is validly issued and are fully paid and non-assessable, and were offered, sold and issued in compliance with all applicable securities laws.

                  (c) Upon the transfer to the Purchaser at the Closing, the Purchaser will obtain good and marketable title to the Biofarm Stock free of all encumbrances and Liens.

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Section 4.        REPRESENTATIONS AND WARRANTIES OF PURCHASER.

                  Purchaser represents and warrants to the Seller as follows, and acknowledges that the Seller is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by the Seller or on its behalf.

         4.1 AUTHORIZATIONS AND BINDING EFFECT. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement does not and will not:

                  (a) conflict with, result in the breach of, constitute a default, with or without notice and/or lapse of time, result in being declared void or voidable any provision of, or result in any right to terminate or cancel any contract, lease or agreement to which Purchaser or any of its properties is bound;

                  (b) constitute a violation of any statute, judgment, order, decree or regulation or rule of any court, governmental authority or arbitrator applicable or relating to Purchaser; or

                  (c) result in the acceleration of any debt or other obligation of Purchaser.

         4.2 SEC DOCUMENTS. To the Purchaser's knowledge, it has filed within the allotted time or under valid extensions all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (all of the foregoing being referred to as the "SEC Documents"). To the Purchaser's knowledge, the SEC Documents are materially accurate and complete.

Section 5.        SURVIVAL OF REPRESENTATIONS.

                  The representations, warranties and agreements made herein shall survive the Closing Date.

Section 6.        EXPENSES.

         6.1 Except as otherwise specifically provided herein, the Seller and the Purchaser shall bear their own legal fees and other costs and expenses with respect to the negotiation, execution and the delivery of this Agreement and the consummation of the transactions hereunder.

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         6.2      NO BROKERS.  Neither Purchaser nor Seller has taken any action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

Section 7.        ENTIRE AGREEMENT.

                  This Agreement and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire agreement between the Seller and the Purchaser with respect to the transactions contemplated by this Agreement and supersedes all prior arrangements or understandings with respect thereto.

Section 8.        CONSTRUCTION.

         8.1      The descriptive headings of this Agreement are for convenience
                  only  and  shall  not   control  or  affect  the   meaning  or
                  construction of any provision of this Agreement.

         8.2 Any pronoun herein shall include all genders and/or the plural or singular as appropriate from the context.

         8.3      NOTICES.   All  notices  or  other  communications  which  are
                  required or permitted hereunder shall be in writing and sufficient when delivered personally or telecopied by confirmed facsimile, or the day signed for or rejected by addressee after mailing by registered or certified mail, return receipt requested, or the next business day if sent by nationally recognized overnight courier providing for a return receipt, in each case postage prepaid, addressed as follows:

         If to Purchaser:

                  iGoHealthy.com, Inc.
                  11693 San Vicente Blvd., Suite 310
                  Los Angeles, CA 90049
                  FAX: (253) 498-7116
                  Attention: Mr. Bill Glaser

         with a copy to:

                  Vanderkam & Sanders
                  440 Louisiana Street, Suite 475
                  Houston, TX 77002
                  FAX: (713) 547-8910
                  Attention: Mr. David M. Loev

         If to Seller:

                  International Pharmaceutical Group, LLC
                  65 Lovelace Ave., Solihull
                  Birmingham, B91 3JR, England
                  Attention: Mr. Harbinder S. Branch
                  FAX: (44) 121-711-8529

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                  Any party may by notice  change the address to which notice or other communications to it are to be delivered or mailed, effective ten (10) days after such notice.

         8.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts entered into, executed and to be performed wholly in such state.

         8.5 ASSIGNABILITY. This Agreement shall not be assignable otherwise than by operation of law by any party hereto without the prior written consent of the other party, and any purported assignment without such prior written consent shall be void, except that Purchaser may assign this agreement to any business affiliate, any corporation, or a corporation or entity controlling, controlled by or under common control with the Purchaser.

         8.6 WAIVERS AND AMENDMENTS. Any waiver of any term or condition of this Agreement, or any amendment or supplementation of this Agreement, shall be effective only if in writing executed by the party against whom such waiver, amendment or supplementation is sought to be charged. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

         8.7 THIRD PARTY RIGHTS. Any other provision of this Agreement to the contrary notwithstanding, this Agreement shall not create benefits for any third party.

         8.8 ILLEGALITIES. In the event that any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, at the election of the party for whose benefit the provision exists, be in any way impaired.

         8.9 COUNTERPARTS. This Agreement may be executed in multiple counterparts all of which taken together shall constitute one and the same instrument.

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         IN WITNESS  WHEREOF,  the undersigned  individuals  have signed and the undersigned corporations have caused this Agreement to be executed by their duly authorized officers, as of the date first above written.

SELLER:                                               PURCHASER:

   INTERNATIONAL                                         IGOHEALTHY.COM, INC
   PHARMACEUTICAL GROUP, LLC

   /s/   Harbinder S. Branch                             /s/  Fred E. Tannous
   -------------------------                             --------------------
   Harbinder Singh Branch                                Fred E. Tannous
   Managing Member                                       President & CEO














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